EXHIBIT 10.2

                                                                [Execution Copy]




                                  BILL OF SALE

     THIS BILL OF SALE is made, executed and delivered this 31st day of July 2007 (this "Bill of Sale"), by Triarc Companies, Inc., a Delaware corporation ("Seller"), to Trian Fund Management, L.P., a Delaware limited partnership ("Buyer").

                                    RECITALS

     WHEREAS, Seller and Buyer are parties to that certain Services Agreement dated as of April 30, 2007 and Seller is a party to those certain Separation Agreements, each dated April 30, 2007, with Nelson Peltz ("Peltz") and Peter W. May ("May").

     WHEREAS, Seller will be relocating its headquarter operations outside of New York City and will no longer need various assets associated with its headquarter operations.

     WHEREAS, Seller desires to sell, convey, transfer and assign to Buyer the assets described on Schedule A attached hereto (the "Purchased Assets") and Buyer desires to purchase the Purchased Assets.

     NOW, THEREFORE, in consideration for the payment of $1,668,373.70 (the "Purchase Price") plus $139,726.30 of New York State and New York City sales taxes, the receipt and sufficiency of which are hereby acknowledged, Seller agrees as follows:

     1. Effective as of July 31, 2007, Seller for itself and its successors and assigns, does hereby irrevocably sell, set over, convey, grant, transfer and assign to Buyer, its successors and assigns, forever, all its right, title and interest in and to the Purchased Assets "as is" and "as they stand" and without any representation or warranty whatsoever (whether express or implied) as to condition, title, fitness for use, merchantability or any other matter, and the Buyer further acknowledges that it is familiar with and has examined the Purchased Assets to its satisfaction. The Purchase price shall be paid by Buyer to Seller within three (3) business days by wire transfer to Seller's account, as designated in writing by Seller.

     2. Notwithstanding paragraph 1 above, or the assets described on Schedule A attached hereto, the following assets are excluded from the Purchased Assets and are not subject to the terms and conditions of this Bill of Sale: (A) the furniture located in the office of Brian Schorr ("Schorr") and owned by him (including his desk, chairs, lamp, black rotary phone, computer table, built-in bookcase, sports memorabilia, artwork and photographs and a conference table);
(B) the architectural desk owned by May and the architectural drawings and maps owned by May and located throughout the premises, (C) any furniture or other assets that are currently leased by Seller, and (D) the designated computer server containing certain data relating to Seller.

     3. Seller does hereby covenant that, from time to time after the delivery of this instrument, at Buyer's reasonable request, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments and assurances as Buyer may require to convey, transfer to and vest in Buyer, and to put Buyer in possession of, any of the Purchased Assets.

     4. This Bill of Sale shall be binding on and inure to the benefit of and be enforceable by Seller and Buyer and their respective successors and assigns. Nothing in this instrument shall be deemed to create or imply any right or benefit in any person or entity other than Seller, Buyer and their respective successors and assigns.

     5. This Bill of Sale shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed entirely within such State and without giving effect to the conflict of laws rules thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed as of the date first written above.


                              TRIARC COMPANIES, INC.


                              By:/s/FRANCIS T. MCCARRON
                                 ----------------------------------------------
                                 Name: Francis T. McCarron
                                 Title: Executive Vice President and
                                        Chief Financial Officer

                              TRIAN FUND MANAGEMENT, L.P.
                              By: Trian Fund Management GP, LLC,
                                     its general partner


                              By:/s/PETER W. MAY
                                 -------------------------------------------
                                 Name: Peter W. May
                                 Title: Member

                                   Schedule A

                                Purchased Assets

1. The furniture and other related items as described in Christies' Appraisal previously provided to the Seller (unless otherwise excluded hereunder).

2. All tangible personal property owned by Seller and used in conducting its business on the 24th, 28th and 41st Floor of the Seller's offices at 280 Park Avenue, New York, NY, including computers, furniture, office equipment and supplies, and including any such property Seller keeps in one or more storage facilities (unless otherwise excluded hereunder).

3. All laptops, printers, fax machines, cell phones and PDAs owned by Seller and used by Seller's employees, wherever such equipment may be located.

4. The corporate name and trade name "Triarc" subject to the fully paid up, royalty-free, worldwide, irrevocable and exclusive right and license of the Seller (i) to continue to use such name through the earlier of June 15, 2008 and the date on which it has taken the necessary corporate action to change its name and (ii) to continue to use the listing symbol "TRY" and any variation thereof, until a replacement listing is obtained.

5. Cadillac Escalade 2007 automobile, Vehicle Identification Number ("VIN") 1GYFK66887R184432, owned by Seller.

6.     The Seller's rights to sports tickets.

7. Purchased Assets do not include the items described in paragraph 2 of this Bill of Sale.